SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                            November 30, 1994
                     (Date of earliest event reported)

                       NORTH FORK BANCORPORATION, INC.
           (Exact name of Registrant as specified in its charter)

        Delaware            0-10280                  36-3154608
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

                  9025 Route 25, Mattituck, New York  11952
        (Address of principal executive offices, including zip code)

                                (516) 298-5000
            (Registrant's telephone number, including area code)

                               NOT APPLICABLE
       (Former name or former address, if changed since last report)


          ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

                    On November 30, 1994, Metro Bancshares Inc., a
          Delaware corporation ("Metro"), was merged (the "Merger") with and into North Fork Bancorporation, Inc., a Delaware corpora-tion ("North Fork"), pursuant to the Agreement and Plan of Merger, dated as of June 27, 1994, by and between North Fork and Metro (the "Merger Agreement"). Immediately following the Merger,
          North Fork merged Bayside Federal Savings Bank, a federally-chartered stock savings bank and a former wholly owned subsid-iary of Metro, with and into North Fork Bank, a New York chartered stock commercial bank and a wholly owned subsidiary of North Fork.

                    Pursuant to the Merger Agreement, each share of the common stock, par value $0.01 per share of Metro, outstanding immediately prior to consummation of the Merger was converted into 1.645 shares of the common stock, par value $2.50 per share, of North Fork (the "Common Stock") and a like-number of associated rights (the "Rights") to purchase shares of North Fork's Series A Junior Participating Preferred Stock. The Rights are not currently separate from the shares of the Common Stock and are not currently exercisable. North Fork expects to issue approximately 9,200,000 shares of Common Stock in connec-tion with the Merger.

          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                    It is impracticable at this time to provide the required financial statements and pro forma financial informa-tion. Such statements and information will be filed as soon as practicable but not later than 60 days from November 30, 1994.


                                     SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

          Dated:  December 15, 1994

                                   NORTH FORK BANCORPORATION, INC.

                                   By: /s/  Daniel M. Healy
                                       ____________________________
                                   Name:  Daniel M. Healy
                                   Title: Executive Vice President
                                          Chief Financial Officer